Exhibit 10.2

AMENDMENT NO. 2
TO THE
KULICKE AND SOFFA INDUSTRIES, INC.
2009 EQUITY PLAN

WHEREAS, Kulicke and Soffa Industries, Inc. (the “Company”) maintains the Kulicke and Soffa Industries, Inc. 2009 Equity Plan (the “Plan”);

WHEREAS, the Board of Directors (the “Board”) or the Management Development and Compensation Committee of the Board (the “Committee”) has the right to amend the Plan by written resolution;

WHEREAS, it is desired to amend the Plan with respect to PSU Awards;

NOW, THEREFORE, effective September 30, 2009, Section 8.2(a) of the Plan is hereby amended to read as follows:

(a)           Termination of Employment (Other Than by Death, Disability or Retirement).  A Participant becomes irrevocably entitled to PSU Awards based on achievement of Performance Goals and other conditions when the Performance Goals and other conditions have been met provided the Participant is employed on the last day of the performance period or, if later, when such other conditions are met.  If a Participant ceases to be an employee of the Company and its Related Corporations for any reason except as provided in Section 8.2(b) with respect to death or Disability or Retirement, all PSU Awards to which the Participant was not irrevocably entitled prior to the termination of employment shall be forfeited and the Award canceled as of the date of such termination of employment, unless the Committee, in its sole discretion, provides that a Participant (involuntarily terminated without Cause) shall receive the prorated portion of any award amount that would otherwise have been received based on the Performance Goals attained at the end of the performance period.  Such PSU Awards shall be prorated based on the number of full months in the performance period prior to such termination of employment.  Unless otherwise provided in an Award Agreement, Shares attributable to such prorated award shall be delivered during the period from January 1 to March 15 following the end of the performance period.

IN WITNESS WHEREOF, Kulicke and Soffa Industries, Inc. has caused this Amendment to be duly executed this 15th day of September, 2009.

[Seal]	KULICKE AND SOFFA INDUSTRIES, INC.

Attest:	By: